Exhibit 10.15

(Space above for recorder’s use)

Recording requested by and

when recorded deliver to:

Latham & Watkins LLP
355 S. Grand Avenue, Suite 100

Los Angeles, California 90071-1560
Attn:  Kim N. A. Boras, Esq.

FIRST LIEN MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

by and from Green Plains Mount Vernon LLC,
a Delaware limited liability company,
“Mortgagor”

to BNP PARIBAS,
in its capacity as Administrative Agent and Collateral Agent, “Mortgagee”

Dated as of April 5, 2018

Location:8999 W. Franklin Road

Municipality:Mount Vernon
County:Posey County
State:Indiana
Parcel ID No.:65-14-14-400-008.000-019; 65-14-14-400-009.003-019; 65-14-14-400-011.000-019; 65-14-14-800-011.001-019; 65-14-23-800-004.000-019; 65-14-23-100-005.000-019; 65-14-23-100-006.000-019; 65-14-23-100-007.000-019; 65-14-23-800-011.000-019
Legal Description:See Exhibit A attached.

THIS MORTGAGE CONTAINS AFTER-ACQUIRED PROPERTY AND CONSTITUTES A SECURITY INSTRUMENT AND IS A CONTINUOUSLY PERFECTED FIXTURE FILING WHEN FILED OF RECORD IN THE OFFICE OF THE RECORDER OF POSEY COUNTY, INDIANA, PURSUANT TO IND. CODE 26-1-9.1-502 AND 26-1-9.1-515, AND THE TERMS AND PROVISIONS HEREOF.

NOTICE:    This mortgage secures credit in an amount not to exceed $1,000,000,000.  Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

Exhibit 10.15

FIRST LIEN MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT

THIS FIRST LIEN MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING STATEMENT (this “Mortgage”) is made as of April 5, 2018 by Green Plains Mount Vernon LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Mortgagor”), having an address at 1811 Aksarben Drive, Omaha, NE 68106, to BNP PARIBAS (“BNPP”), as Agent (as hereinafter defined), having an address at 787 Seventh Avenue, New York, New York 10019 (BNPP, in such capacity, together with its successors and assigns, “Mortgagee”).

RECITALS

A. BNPP, as administrative agent and as collateral agent for the Lenders (defined below) (BNPP and its successors and assigns, in such capacities, being hereinafter referred to as the “Agent”), GREEN PLAINS INC. (the “Borrower”) and certain lenders party thereto from time to time (such lenders being hereinafter referred to collectively as the “Lenders” and individually as a “Lender”) have entered into a Term Loan Agreement dated as of August 29, 2017, as amended by that certain First Amendment to Term Loan Agreement, dated as of October 16, 2017 (such Term Loan Agreement, as the same may be amended, supplemented or modified from time to time as permitted thereunder, including amendments, restatements and replacements thereof in its entirety as permitted thereunder, being hereinafter referred to as the “Loan Agreement”), pursuant to which the Lenders have agreed, subject to certain terms and conditions, to extend credit and make certain other financial accommodations available to the Borrower.  Any capitalized term used in this Mortgage that is not otherwise defined herein, either directly or by reference to another document, shall have the meaning for purposes of this Mortgage as it is given in the Loan Agreement.

B. Mortgagor is a Subsidiary of the Borrower and as such will receive substantial direct and indirect benefit from the extension of credit and other financial accommodations made to the Borrower and the Subsidiaries.

C. The Mortgagor, has executed and delivered to the Agent a Guaranty (as it may from time to time be amended, restated, supplemented, replaced or otherwise modified, the “Guaranty”) pursuant to which the Mortgagor has guaranteed the obligations of the Borrower with respect to the loans made under the Loan Agreement (the “Loans”) and the other extensions of credit and financial accommodations made under each of the other Loan Documents as well as the other obligations of the Borrower under the Loan Documents, as more fully set forth therein (together with the Loans, collectively, the “Guaranteed Obligations”).

D. It is a condition to the obligation of the Lenders to make the Loans that the Mortgagor execute and deliver this Mortgage to secure the Guaranteed Obligations and all direct obligations of the Mortgagor under the Loan Documents (collectively the “Obligations Secured”).

E. ABL Borrowers and certain other parties have previously entered into the ABL-Cattle Credit Documents, the ABL-Grain-Credit Documents and the ABL-Trade-Credit 2

Documents (as each may be amended, restated, supplemented, replaced or otherwise modified from time to time, collectively, the “Pari Passu Credit Documents”), pursuant to which the lenders thereunder have agreed to make certain loans, which extensions of credit the ABL Borrower will use for the purposes permitted under the Pari Passu Credit Documents, upon the terms and conditions contained in the Pari Passu Credit Documents.

F. The obligations of ABL Borrowers under the Pari Passu Credit Documents are secured, directly or indirectly, by, among other things, a certain Second Lien Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement executed by Trustor for the benefit of BNPP, as collateral agent for the holders of the obligations under the Pari Passu Credit Documents (BNPP, in such capacity, together with its successors and assigns, the “Pari Passu Agent”), dated as of the date hereof (as it may be amended, supplemented, replaced or otherwise modified from time to time, the “Second Lien Mortgage”).

G. In order to induce the Lenders to consent to the Second Mortgage, and to induce the Lenders to extend credit and other financial accommodations and lend monies to or for the benefit of Borrower and its Subsidiaries, Agent, Pari Passu Agent, and certain other parties have entered into the ABL Intercreditor Agreements and the Term Loan Intercreditor Agreement (collectively, as each may be amended, restated, supplemented, replaced or otherwise modified from time to time, the “Intercreditor Agreements”).

H. Pursuant to the Term Loan Intercreditor Agreement, this Mortgage, in first lien and security interest status, will remain prior and superior to the Second Lien Mortgage, and the Second Lien Mortgage shall remain subject, junior and subordinate to this Mortgage.

Article 1 GRANT
Section 1.1 Grant

.  NOW, THEREFORE, in consideration of (A) Ten Dollars ($10.00) in hand paid, the receipt and sufficiency of which are hereby acknowledged, and (B) the foregoing Recitals, all of which are incorporated herein by reference and made a part hereof; for the purpose of securing the complete and timely performance and payment of all present and future indebtedness, liabilities and obligations which the Mortgagor has from time to time incurred or may incur or be liable to the Lenders and the Agent (each, a “Secured Party”, collectively, the “Secured Parties”) under or in connection with the Obligations Secured, the Mortgagor hereby GRANTS, REMISES, RELEASES, ALIENS, CONVEYS, MORTGAGES AND WARRANTS to Agent (for the benefit of the Secured Parties), and their successors  and assigns, the real estate legally described in Exhibit A hereto (the “Land”) in Posey County (the “County”), Indiana (the “State”); together (i) with all right, title and interest, if any, that the Mortgagor may now have or hereafter acquire in and to all improvements, buildings and structures of every nature whatsoever now or hereafter located on the Land; and (ii) all air rights, water rights and powers, development rights or credits, zoning rights or other similar rights or interests that benefit or are appurtenant to the Land (all of the foregoing, including the Land, the “Premises”);

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Mortgagor may now have or hereafter acquire in and to any of the following related to the Land:  (a) all easements, rights of way or gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses and public places, and any other interests in property constituting appurtenances to the Premises, or that hereafter shall in any way belong, relate or be appurtenant thereto; (b) all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter relating to the Real Property (as defined below), excluding any of the foregoing items that cannot be transferred or encumbered by the Mortgagor without causing a default thereunder or a termination thereof; (c) all hereditaments, gas, oil and minerals (with the right to extract, sever and remove such gas, oil and minerals) located in, on or under the Premises; (d) all split or division rights with respect to the Land and easements of every nature whatsoever; and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (a), (b), (c) and (d) above (all of the foregoing, the “Property Rights”);

TOGETHER WITH all right, title and interest, if any, including any after-acquired right, title and interest, and including any right of use or occupancy, that the Mortgagor may now possess or hereafter acquire in and to all fixtures and appurtenances of every nature whatsoever now or hereafter located in or on, or attached to, or used or intended to be used in connection with (or with the operation of), the Premises, including (a) all apparatus, machinery and equipment of the Mortgagor (to the extent that any of the foregoing constitute “fixtures” under applicable law); and (b) all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the foregoing (all items listed in the foregoing clauses (a) and (b), the “Fixtures”).  Mortgagor and Agent agree that the Premises and all of the Property Rights and Fixtures owned by the Mortgagor (collectively the “Real Property”) shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be real estate and covered by this Mortgage; and

TOGETHER WITH all the estate, right, title and interest, if any, of the Mortgagor in and to (i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Real Property, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Real Property, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sale or other disposition of the Real Property or any part thereof (it being understood that, except as otherwise provided herein or in the Loan Agreement, the Mortgagor is hereby authorized to collect and receive such awards and proceeds and to give proper receipts and acquittance therefor, and to apply the same as provided herein); (ii) all contract rights, general intangibles, actions and rights in action relating to the Real Property, including all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Real Property; (iii) all plans and specifications, designs, drawings and other information, materials and matters heretofore or hereafter prepared relating to the Real Property; and (iv) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Real Property (the rights and interests described in this paragraph, the “Intangibles”).

The Mortgagor (i) pledges and assigns to the Agent from and after the date of the effectiveness hereof (including any period of redemption), primarily and on a parity with the Real

Property, and not secondarily, all rents, issues and profits of the Real Property and all rents, issues, profits, revenues, royalties, bonuses, rights and benefits due, payable or accruing (including all deposits of money as advance rent, for security, as earnest money or as down payment for the purchase of all or any part of the Real Property) under any and all present and future leases, contracts or other agreements relative to the ownership or occupancy of all or any portion of the Real Property (all of the foregoing, the “Rents”), and (ii) except to the extent such a transfer or assignment is not permitted by the terms thereof, transfers and assigns to Agent all such leases, contracts and agreements (including all the Mortgagor’s rights under any contract for the sale of any portion of the Mortgaged Property and all revenues and royalties under any oil, gas and mineral lease relating to the Real Property) (collectively the “Leases”); provided however, that subject to the terms of the Loan Agreement, so long as no Event of Default has occurred and is continuing, a license is hereby given to Mortgagor to collect and use such Rents.

All of the property described above, including the Land, the Premises, the Property Rights, the Fixtures, the Real Property, the Intangibles, the Rents and the Leases, is called the “Mortgaged Property”).

Nothing herein contained shall be construed as constituting the Agent a mortgagee-inpossession in the absence of the taking of title and/or possession of the Mortgaged Property by the Agent.  Nothing contained in this Mortgage shall be construed as imposing on the Agent any obligation of any lessor under any Lease of the Mortgaged Property in the absence of an explicit assumption thereof by the Agent.  In the exercise of the powers herein granted the Agent, prior to Agent taking title to or possession of the Mortgaged Property, no liability shall be asserted or enforced against the Agent, all such liability being expressly waived and released by the Mortgagor, except for any such liability arising on account of the Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

TO HAVE AND TO HOLD the Mortgaged Property, and all other properties, rights and privileges hereby conveyed or assigned, or intended so to be, unto the Agent, its beneficiaries, successors and assigns, forever for the uses and purposes herein set forth.  Except to the extent such a release or waiver is not permitted by applicable law, the Mortgagor hereby releases and waives all rights of redemption or reinstatement, if any, under and by virtue of any of the laws of the State, and the Mortgagor hereby covenants, represents and warrants that, at the time of the execution and delivery of this Mortgage, (a) the Mortgagor has good and marketable fee simple title to the Mortgaged Property, with lawful authority to grant, remise, release, alien, convey, mortgage and warrant the Mortgaged Property, (b) the title to the Mortgaged Property is free and clear of all encumbrances, except the Permitted Liens and (c) except for the Permitted Liens, the Mortgagor will forever defend the Mortgaged Property against all claims in derogation of the foregoing.

Article 2 SECURITY AGREEMENT AND FINANCING STATEMENT
Section 2.1 Security Agreement

.  The Agent and the Mortgagor further agree that if any of the property herein mortgaged is of a nature so that a security interest therein can be created and perfected under the Uniform Commercial Code in effect in the State (the “Code”), this Mortgage shall constitute a security agreement, fixture filing and financing statement, and for that purpose, the following information is set forth:

(a) In addition to the foregoing grant of mortgage, the Mortgagor hereby grants a continuing first priority security interest to the Agent for the benefit of the Secured Parties in that portion of the Mortgaged Property in which the creation and/or perfection of a security interest is governed by the Code.

(b) The “Debtor” is the Mortgagor and the “Secured Party” is the Agent for the benefit of itself and the other Secured Parties.
(c) The name and address of the Debtor are as set forth in the Preamble to this document.
(d) The name and address of the Secured Party are as set forth in the Preamble to this document.
(e) The description of the types or items of property covered by this financing statement is: All of the Mortgaged Property in which a security interest may be perfected pursuant to the Code.
(f) The description of the real estate to which collateral is attached or upon which collateral is located is set forth on Exhibit A.

(g) The Agent may file this Mortgage, or a reproduction hereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified herein as part of the Mortgaged Property.  Any reproduction of this Mortgage or of any other security agreement or financing statement is sufficient as a financing statement.

(h) The Mortgagor authorizes the Agent to file any financing statement, continuation statement or other instrument that the Agent or the Required Lenders may reasonably deem necessary or appropriate from time to time to perfect or continue the security interest granted above under the Code.

Section 2.2 Fixture Filing

.  To the extent permitted by law, (i) all of the Fixtures are or are to become fixtures on the Land, and (ii) this instrument, upon recording or registration in the real estate records of the proper office, shall constitute a “fixture-filing” within the meaning of Ind. Code 26-1-9.1-604 and Ind. Code 26-1-9.1-502 of the Code as in effect on the date hereof.  Subject to the terms and conditions of the Loan Agreement, the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein, in any other Loan Document, or by general law, or, as to that part of the security in which a security interest may be perfected under the Code, by the specific statutory consequences now or hereafter enacted and specified in the Code, all at the election of the Required Lenders.  Mortgagor hereby acknowledges receipt of a copy of this Mortgage and that Agent, as secured party, has furnished a copy of this Mortgage as a financing statement, as required pursuant to Ind. Code 26-1-9.1-502(f).

Article 3 WARRANTIES, REPRESENTATIONS, and COVENANTS

Mortgagor warrants, represents, and covenants to Mortgagee and the Lenders as follows:

Section 3.1 First Lien Status

.  Mortgagor shall preserve and protect the first priority lien of this Mortgage.  If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b)(i) pay the underlying claim in full or take such other action so as to cause it to be released or (ii) contest the same in compliance with the requirements of the Loan Agreement (including, if applicable, any requirement to provide a bond or other security satisfactory to Mortgagee).

Section 3.2 Payment of Taxes on this Mortgage

.  Without limiting any provision of the Loan Agreement, the Mortgagor agrees that, if the government of the United States or any department, agency or bureau thereof or if the State or any of its subdivisions having jurisdiction shall at any time require documentary stamps to be affixed to this Mortgage or shall levy, assess or charge any tax, assessment or imposition upon this Mortgage or the credit or indebtedness secured hereby or the interest of any Secured Party in the Premises or upon any Secured Party by reason of or as holder of any of  the foregoing then, the Mortgagor shall pay for such documentary stamps in the required amount and deliver them to the Agent or pay (or reimburse the Agent for) such taxes, assessments or impositions.  The Mortgagor agrees to provide to the Agent, at any time upon request, official receipts showing payment of all taxes, assessments and charges that the Mortgagor is required or elects to pay under this Section.  The Mortgagor agrees to indemnify each Secured Party against liability on account of such documentary stamps, taxes, assessments or impositions, whether such liability arises before or after payment of the Obligations Secured and regardless of whether this Mortgage shall have been released.

Section 3.3 Leases Affecting the Real Property

.  All future lessees under any Lease made after the date of recording of this Mortgage shall, at the direction of the Required Lenders (or at the Agent’s option) and without any further documentation, attorn to the Agent as lessor if for any reason the Agent becomes lessor thereunder, and, upon demand after an Event of Default has occurred and is continuing, pay rent to the Agent, and the Agent shall not be responsible under such Lease for matters arising prior to the Agent becoming lessor thereunder; provided that the Agent shall not become lessor or obligated as lessor under any such Leases unless and until it shall have been directed by the Required Lenders to do so, or it shall elect in writing to do so.

Section 3.4 Use of the Real Property

.  The Mortgagor agrees that it shall not (a) permit the public to use any portion of the Real Property in any manner that could reasonably be expected to impair the Mortgagor’s title to such property, or to make possible any claim of easement  by prescription or of implied dedication to public use, provided Mortgagor has actual knowledge of such use; (b) institute or acquiesce in any proceeding to change the zoning classification of the Real Property, nor shall the Mortgagor change the use of the Mortgaged Property in any material way, without the consent of the Required Lenders, which consent shall not be unreasonably withheld; and (c) permit any material legal or economic waste to occur with respect to the Mortgaged Property.

Section 3.5 Insurance

.  Subject to Section 10.1 of the Loan Agreement, the Mortgagor shall, at its sole expense, obtain for, deliver to, assign to and maintain for the benefit of the Agent, until the Obligations Secured are paid in full, insurance policies relating to the Mortgaged Property as specified in the Loan Agreement. Prior to an Event of Default, use of insurance proceeds shall be governed by Sections 10.1 and 6.2.3 of the Loan Agreement.  Each such policy shall name the Agent as additional insured or loss payee, as applicable, under a standard mortgage endorsement.  If an Event of Default exists and is continuing, and the Agent has given notice to the Mortgagor that the Agent intends to exercise its rights under this Section 3.5, then the Agent shall be entitled to (a) adjust any casualty loss and (b) apply the proceeds thereof as provided in Section 4.2 of this Mortgage.

Section 3.6 Real Property Taxes

.  The Mortgagor covenants and agrees to pay before delinquent all real property taxes, assessments, ground rent, if any, water and sewer rents, fees and charges, levies, permit, inspection and license fees and other dues, charges or impositions, including all charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, maintenance and similar charges and charges for utility services, in each instance whether now or in the future, directly or indirectly, levied, assessed or imposed on the Premises or the Mortgagor and whether levied, assessed or imposed as excise, privilege or property taxes; provided that the foregoing shall not require the Mortgagor to pay any of the foregoing so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and so long as neither the Mortgaged Property nor any part thereof or interest therein shall be in reasonable danger of being sold, forfeited, terminated, cancelled or lost.

Section 3.7 Condemnation Awards

.  Subject to the terms of the Loan Agreement, the Mortgagor assigns to the Agent, as additional security, all awards of damage resulting from condemnation proceedings or the taking of or injury to the Real Property for public use “Eminent Domain Proceedings”).  If an Event of Default exists and is continuing and the Agent has given notice to the Mortgagor that the Agent intends to exercise its rights under this Section 3.7, then the Agent shall be entitled to (a) participate in and/or direct (at the sole discretion of the Required Lenders any Eminent Domain Proceedings and (b) apply the proceeds thereof as provided in Section 4.2 of this Mortgage.

Article 4 DEFAULT AND FORECLOSURE
Section 4.1 Remedies

.  Subject to the provisions of the Loan Agreement, upon the occurrence and during the continuance of an Event of Default, including a failure to perform or observe any of the covenants set forth in this Mortgage that is not cured within any applicable cure period, in addition to any rights and remedies provided for in the Loan Agreement or other Loan Document, if and to the extent permitted by applicable law, the following provisions shall apply:

(a) Agent’s Power of Enforcement.  The Agent may immediately foreclose this Mortgage by judicial action.  The court in which any proceeding is pending for the purpose of foreclosure of this Mortgage may, at once or at any time thereafter, either before or after sale, without notice and without requiring bond, and without regard to the solvency or insolvency of any person liable for payment of the Obligations Secured, and without regard to the then value of the Mortgaged Property or the occupancy thereof as a homestead, appoint a receiver (the provisions for the appointment of a receiver and assignment of rents being an express condition upon which the loans and other financial accommodations hereby secured are made) for the benefit of the Secured Parties, with power to collect the Rents, due and to become due, during such foreclosure suit and the full statutory period of redemption notwithstanding any redemption.  The receiver, out of the Rents when collected, may pay reasonable costs incurred in the management and operation of the Real Property, prior and subordinate liens, if any, and taxes, assessments, water and other utilities and insurance, then due or thereafter accruing, and may make and pay for any necessary repairs to the Real Property, and may pay any part of the Obligations Secured in accordance with the Loan Agreement or any deficiency decree entered in such foreclosure proceeding.  Upon or at any time after the filing of a suit to foreclose this Mortgage, the court in which such suit is filed shall have full power to enter an order placing the Agent in possession of the Real Property with the same power granted to a receiver pursuant to this clause (a) and with all other rights and privileges of a mortgagee-in-possession under applicable law.

(b) Agent’s Right to Enter and Take Possession, Operate and Apply Income.  The Agent shall, at the direction of Required Lenders or at its option, have the right, acting through its agents or attorneys or a receiver, with process of law, to enter upon and take possession of the Real Property, to expel and remove any persons, goods or chattels occupying or upon the same, to collect or receive all the Rents, to manage and control the Real Property, to lease the Real Property or any part thereof, from time to time, and, after deducting all reasonable attorneys’ fees and expenses of outside counsel, and all reasonable expenses incurred in the protection, care, maintenance, management and operation of the Real Property, to distribute and apply the remaining net income in such order and to such of the Obligations Secured in accordance with the Loan Agreement or any deficiency decree entered in any foreclosure proceeding.

(c) Appointment of a Receiver.  At any time after the commencement of an action in foreclosure, or during the period of redemption, Mortgagor waives its right to possession of the Mortgaged Property and agrees that the court having jurisdiction of the case shall, at Agent’s request, appoint a receiver to take immediate possession of the Rents and the other Mortgaged Property, and to rent the Mortgaged Property as such receiver may deem best for the interest of all interested parties.  For purposes of this Mortgage, the term “Rent” also includes “profits” and “issues.”  Such receiver shall be liable to account to Mortgagor only for the net profits, after application of Rents to the costs and expenses of the receivership and foreclosure and to the Obligations Secured.

(d) Notwithstanding anything herein to the contrary, the lien and security interest granted to or for the benefit of Agent under this Mortgage and the exercise of any right or remedy by or for the benefit of Agent hereunder are, as among Agent, Pari Passu Agent, the Lenders and the lenders under the Pari Passu Credit Documents, subject to the provisions of the Term Loan Intercreditor Agreement, which Term Loan Intercreditor Agreement shall be solely for the benefit of Agent, Pari Passu Agent, the Lenders and the lenders under the Pari Passu Credit Documents and shall not be for the benefit of or enforceable by Borrower, any ABL Borrower or any other Loan Party.  In the event of any conflict between the terms of the Term Loan Intercreditor Agreement and this Mortgage, as among Agent, Pari Passu Agent, the Lenders and the lenders under the Pari Passu Credit Documents, the terms of the Term Loan Intercreditor Agreement shall govern and control.  Any reference in this Mortgage to “first priority lien” or words of similar effect in describing the security interests created hereunder shall be understood to refer to such priority as set forth in the Intercreditor Agreements.  All representations, warranties, and covenants in this Mortgage shall be subject to the provisions and qualifications set forth in this Section 4.1(d).

Section 4.2 Application of Rents or Proceeds from Foreclosure or Sale

.  All proceeds of any foreclosure of this Mortgage by judicial action in any court (and any decree for sale in the event  of a foreclosure by judicial action shall provide that such proceeds shall) be applied as follows:

(a) First, to all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Agent to the extent reimbursable under applicable law in connection with (i) the Mortgagor’s execution, delivery and performance of this Mortgage, (ii) protecting, preserving or maintaining the Real Property and (iii) enforcing the rights of the Agent hereunder (collectively “Costs and Expenses”).  All Costs and Expenses shall become additional Obligations Secured when paid or incurred by the Agent in connection with any proceeding, including any bankruptcy proceeding, to which any Secured Party shall be a party, either as plaintiff, claimant or defendant, by reason of this Mortgage or any indebtedness hereby secured or in connection with the preparations for the commencement of any suit for the foreclosure, whether or not actually commenced, or if permitted by applicable law, any sale by advertisement.

(b) Then, to all Obligations Secured that then remain unpaid in such order as the Required Lenders may determine in their discretion.

The Mortgagor shall remain liable for any deficiency to the extent provided in the documents that create the Obligations Secured.

Section 4.3 Cumulative Remedies; Delay or Omission Not a Waiver

.  No remedy or right of the Agent shall be exclusive of, but shall be in addition to, every other remedy or right now or hereafter existing at  law or in equity.  No delay in the exercise or omission to exercise any remedy or right available during the existence of any Event of Default shall impair any  such remedy or right or be construed to be a waiver of such Event of Default or acquiescence therein, nor shall it affect any subsequent Event of Default of the same or different nature.  To the extent permitted by applicable law, every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Agent.

Section 4.4 Agent’s Remedies against Multiple Parcels

.  If more than one property,  lot or parcel is covered by this Mortgage, and this Mortgage is foreclosed upon or judgment is entered upon any Obligations Secured, execution may be made upon any one or more of the properties, lots or parcels and not upon the others, or upon all of such properties or parcels, either together or  separately, and at different times or at the same time, and execution sales may likewise be conducted separately or concurrently, in each case at the election of the Required Lenders.

Section 4.5 No Merger

.  In the event of a foreclosure of this Mortgage in any court or any other mortgage or trust deed securing the Obligations Secured, the Obligations Secured then due shall, at the option of the Required Lenders, not be merged into any decree of foreclosure entered by the court, and the Agent may concurrently or subsequently seek to foreclose one or more mortgages or deeds of trust that also secure the Obligations Secured.

Article 5 MISCELLANEOUS
Section 5.1 Notices

.  All notices and other communications hereunder shall be in writing and shall be given in the manner, within the time periods and to the applicable address identified in the Loan Agreement.

Section 5.2 Governing Law

.  This Mortgage shall be construed, governed and enforced in accordance with the laws of the State.  Wherever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.

Section 5.3 Satisfaction of Mortgage

.  Upon  full  payment  and  performance of all the Obligations Secured, or upon satisfaction of the conditions set forth in the Loan Agreement for release of the Mortgaged Property from this Mortgage, then the Agent shall, promptly upon request of the Mortgagor, execute and deliver to the Mortgagor a satisfaction of mortgage or reconveyance of the Mortgaged Property reasonably acceptable to the Mortgagor.

Section 5.4 Successors and Assigns Included in Parties; Third Party Beneficiaries

.  This Mortgage shall be binding upon the parties hereto and upon the successors, assigns and vendees of the Mortgagor and shall inure to the benefit of the parties hereto and their respective successors and assigns; all references herein to the Mortgagor and to the Agent shall be deemed to include their respective successors and assigns.  The Mortgagor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Mortgagor. Wherever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders. The Secured Parties shall be third party beneficiaries of the Mortgagor’s representations, warranties, covenants and agreements hereunder.

Section 5.5 WAIVER OF APPRAISEMENT, VALUATION, STAY, EXTENSION, AND REDEMPTION LAWS

.  The Mortgagor agrees, to the full extent permitted by law, that neither the Mortgagor nor anyone claiming through or under it shall set up, claim or seek to take advantage of any appraisement, valuation, stay, homestead or extension law, whether now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Mortgage in any court or the absolute sale of the Mortgaged Property or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereof; and the Mortgagor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws and any right to have the assets comprising the Mortgaged Property marshaled upon any foreclosure of the lien hereof and agrees that the Agent or any court having jurisdiction to foreclose such lien may sell the Mortgaged Property in part or as an entirety.  To the fullest extent permitted by law, the Mortgagor irrevocably waives all statutory or other rights of redemption from sale under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date hereof.  The Mortgagor further waives, to the fullest extent it may lawfully do so, all statutory and other rights in its favor, limiting concurrent actions to foreclose this Mortgage and the exercise of other rights with respect to the Obligations Secured, including any right vested in the Mortgagor or any affiliate to limit the right of the Agent to pursue or commence concurrent actions against the Mortgagor or any such affiliate or any property owned by any one or more of them.  Mortgagor further waives, to the extent permitted by applicable law, all errors and imperfections in any proceedings instituted by Agent under this Mortgage and all notices of any Event of Default (except as may be provided for under the terms of this Mortgage) or of Agent’s election to exercise or its actual exercise of any right, remedy or recourse provided for under this Mortgage.

Section 5.6 Interpretation with Other Documents

.  Notwithstanding anything in this Mortgage to the contrary, in the event of a conflict or inconsistency between this Mortgage and the Loan Agreement, the provisions of the Loan Agreement will govern.  To the extent any provision of this Mortgage specifies performance according to standards established by the Loan Agreement, then such specification shall mean the performance that would be required by the Borrower were the Borrower the owner of the Mortgaged Property and the Mortgagor hereunder.  Notwithstanding anything to the contrary contained herein, the lien and security interest granted to Agent pursuant to this Mortgage and the exercise of any right or remedy by Agent hereunder are subject to the provisions of the Term Loan Intercreditor Agreement.  In the event of any conflict or inconsistency between the terms and provisions of the Term Loan Intercreditor Agreement and the terms and provisions of this Mortgage, the terms and provisions of the Term Loan Intercreditor Agreement shall govern and control.

Section 5.7 Future Advances

.  This Mortgage is given for the purpose of securing loan advances and other financial accommodations that any Secured Party may make to or for the benefit of the Mortgagor pursuant and subject to the terms and provisions of the Loan Agreement or any other document evidencing or relating to any Obligations Secured.  The parties hereto intend that, in addition to any other debt or obligation secured hereby, this Mortgage shall secure unpaid balances of loan advances and other financial accommodations made after this Mortgage is delivered to the office in which mortgages are recorded in the County, whether made pursuant to an obligation of a Secured Party or otherwise, and in such event, such advances shall be secured to the same extent as if such future advances were made on the date hereof, although there may be no advance made at the time of execution hereof, although there may be no indebtedness outstanding at the time any advance is made.  Such loan advances may or may not be evidenced by guarantees or notes executed pursuant to the Loan Documents.

Section 5.8 Changes

.  Neither this Mortgage nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.  To the extent permitted by law, any agreement hereafter made by the Mortgagor and the Agent relating to this Mortgage shall be superior to the rights of the holder of any intervening lien or encumbrance.

Section 5.9 CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES

.

(a) The Mortgagor irrevocably (i) submits to the jurisdiction of any state or federal court sitting in the State, or in such other location as may be specified in the Loan Agreement, in any action or proceeding arising out of or relating to this Mortgage, and the Mortgagor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any state or federal court sitting in the State or in such other location as may be specified in the Loan Agreement.

(b) The provisions of the Loan Agreement contained in Sections 14.14 and 14.15 thereof are hereby incorporated by reference as if set out in their entirety in this Mortgage.

(c) To the extent that the Mortgagor has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Mortgagor hereby irrevocably waives such immunity in respect of its obligations under this Mortgage.

(d) Mortgagor waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding; consents to service of process in any such action or proceeding by the mailing of a copy of such process to the Mortgagor as set forth in Section 5.1 hereof; and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(e) Nothing in this Section shall affect the right of the Agent to serve legal process in any other manner permitted by law or affect the right of the Agent to bring any action or proceeding against the Mortgagor or its property in the courts of any other jurisdiction.

Section 5.10 Time of Essence

. Time is of the essence with respect to the provisions of this Mortgage.

Section 5.11 No Strict Construction

.  The parties hereto have participated jointly in the negotiation and drafting of this Mortgage.  In the event an ambiguity or question of intent or interpretation arises, this Mortgage shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Mortgage.

Section 5.12 Agent’s Right to Appear

. After the occurrence of an Event of Default, or in any situation where the Agent or the Required Lenders reasonably determine that the Mortgagor’s action is not protective of the interest of the Agent in the Mortgaged Property, Agent shall have the right to appear in and defend any legal proceeding brought regarding the Mortgaged Property and to bring any legal proceeding, in the name and on behalf of the Mortgagor or in the Agent’s name, that the Required Lenders, in their sole discretion, determine is necessary to be brought to protect the Secured Parties’  interest in the Mortgaged Property, as long as Agent provided Mortgagor fifteen (15) days prior written notice of its intent to bring such proceeding, except in the event of an emergency, in which case no prior notice shall be required (but Agent shall promptly thereafter notify Mortgagor of the bringing of such proceeding).  Nothing herein is intended to prohibit Mortgagor from bringing or defending any suit relating to the Mortgaged Property.

Section 5.13 No Liability of Secured Parties

. Notwithstanding anything to the contrary contained in this Mortgage, this Mortgage is only intended as security for the Obligations Secured and the Secured Parties shall not be obligated to perform or discharge, and do not hereby undertake to perform or discharge, any obligation, duty or liability of the Mortgagor with respect to any of the Mortgaged Property.  Unless and until a Secured Party takes title or possession of the Mortgaged Property, either through foreclosure, the taking of a deed in lieu thereof or otherwise, no Secured Party shall be responsible or liable for the control, care, management or repair of the Mortgaged Property or for any negligence in the management, operation, upkeep, repair or control of the Mortgaged Property resulting in loss or injury or death to any licensee, employee, tenant or stranger or other person.  The Mortgagor agrees to indemnify and hold harmless the Secured Parties from and against all loss, cost and liability incurred by the Mortgagor in connection with any of the foregoing that are not the responsibility of the Secured Parties in accordance with this Section; provided that the Mortgagor shall not be liable for such indemnification to any Secured Party to the extent that resulting from such Secured Party’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order.

Section 5.14 Indemnity

.  Mortgagor unconditionally agrees to forever indemnify, defend and hold harmless, and covenants not to sue for any claim for contribution against, each Secured Party and their respective directors, officers, employees, trustees, agents, financial advisors, consultants, affiliates and controlling persons (each such person, an “Indemnitee”) for any damages, costs, loss or expense, including response, remedial or removal costs and all fees and disbursements of counsel for any such Indemnitee, arising out of any of the following:  (i) any presence, release, threatened release or disposal of any Hazardous Material by Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (ii) the operation or violation of any Environmental Law by Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (iii) any claim for personal injury, property damage related to Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property, (iv) any claim for actual or threatened injury to, destruction of or loss of natural resources in connection with Mortgagor or any subsidiary of Mortgagor or otherwise occurring on or with respect to the Mortgaged Property and (v) the inaccuracy or breach of any environmental representation, warranty or covenant by Mortgagor  made herein or in any other Loan Document evidencing or securing any obligation  under the Loan Documents or setting forth terms and conditions applicable thereto or otherwise relating thereto.  The foregoing indemnity shall survive the termination of this Mortgage and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim thereunder.

Section 5.15 Variable Interest Rate

.  The Obligations Secured include obligations that bear interest at rates that vary from time to time, as provided in the Loan Agreement and the other documents relating to the Obligations Secured.

Section 5.16 Statutory Notice

.  IMPORTANT:  READ BEFORE SIGNING.  THE TERMS OF THIS MORTGAGE SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE.  NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS MORTGAGE MAY BE LEGALLY ENFORCED.  YOU MAY CHANGE THE TERMS OF THIS MORTGAGE ONLY BY ANOTHER WRITTEN AGREEMENT.  THIS NOTICE IS

ALSO EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS BETWEEN THE PARTIES HERETO.

Section 5.17 Limitation of Liability

.  Notwithstanding any other provision of this Mortgage or any other Loan Document, the liability of the Mortgagor hereunder shall not exceed the maximum amount of liability that the Mortgagor can incur without rendering this Mortgage void or voidable under any applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount (and, to the extent necessary to comply with the foregoing under any applicable law, the Obligations Secured shall be reduced to such maximum amount).

Article 6 LOCAL LAW PROVISIONS
Section 6.1 Inconsistencies

.  In the event of any inconsistencies between the terms and conditions of this Article 6 and the other provisions of this Mortgage, the terms and conditions of this Article 6 shall control and be binding.

Section 6.2 Maturity Date

.  For purposes of Ind. Code 32-28-4-1, the Obligations Secured, by the terms thereof, absent earlier acceleration, shall mature on August 29, 2023.

Section 6.3 Obligations Secured

.  The term "Obligations Secured" as defined in this Mortgage shall include, without limitation, any judgment(s) or final decree(s) rendered to collect any money obligations of Mortgagor to Lenders and/or to enforce the performance or collection of all covenants, agreements, other obligations and liabilities of the Mortgagor under this Mortgage or any or all of the Loan Documents.  The obtaining of any judgment by Lenders (other than a judgment foreclosing this Mortgage) and any levy of any execution under any such judgment upon the Mortgaged Property shall not affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, powers, rights and remedies of Lenders, but such liens, powers, rights and remedies shall continue unimpaired as before until the judgment or levy is satisfied.

Section 6.4 No Hazardous Substances Lien

.  Neither Mortgagor nor, to the best of Mortgagor's knowledge, after diligent inquiry and investigation, any tenant of the Premises has received a notice of intention to hold a lien as may be imposed under Ind. Code 13-25-4-1 et seq.

Section 6.5 Savings Clause

.  To the extent the laws of the State of Indiana limit (i) the availability of the exercise of any of the remedies set forth in this Mortgage, including without limitation any remedies involving a power of sale on the part of Mortgagee and the right of Mortgagee to exercise self-help in connection with the enforcement of the terms of this Mortgage, or (ii) the enforcement of waivers and indemnities made by Mortgagor, such remedies, waivers, or indemnities shall be exercisable or enforceable, any provisions in this Mortgage to the contrary notwithstanding, if, and to the extent, permitted by the laws in force at the time of the exercise of such remedies or the enforcement of such waivers or indemnities without regard to whether such remedies, waivers or indemnities were enforceable at the time of the execution and delivery of this Mortgage.

Section 6.6 No Waiver

.  Nothing in this Mortgage or in the other Loan Documents is intended to constitute a waiver by Mortgagee or Lenders of, or agreement by Mortgagor or any other person or entity liable for the Obligations Secured or any part thereof, to waive, the time limitations set forth in Ind. Code 32-29-7-3 so as to constitute consideration for a waiver or release of a deficiency judgment, or otherwise result in a waiver or release under Ind. Code 32-29-7-5 or any other provision of Applicable Indiana Law, as hereinafter defined, of a deficiency judgment, or of the right to seek a deficiency judgment against Mortgagor or any other person or entity liable for the Obligations or any part thereof, or a consent by Mortgagor, Lender or Mortgagee to any such a waiver or release, which right to seek a deficiency judgment is hereby reserved, preserved and retained by Mortgagee and Lender for their own behalf and their respective successors and assigns, subject to the terms of this Mortgage.

Section 6.7 Rights of Mortgagee

.  Notwithstanding anything in this Mortgage or the Loan Documents to the contrary, Mortgagee shall be entitled to all rights and remedies that a Mortgagee would have under Indiana law or in equity including, but not by way of limitation, Ind. Code 32-30-10, Mortgage Foreclosure Actions, Ind. Code 32-30-5, Receiverships, and the Code (such laws, as amended, modified and/or recodified from time to time are collectively referred to herein collectively as, the "Applicable Indiana Law").  In the event of any inconsistency between the provisions of this Mortgage and the provisions of Applicable Indiana Law, the provisions of Applicable Indiana Law shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with Applicable Indiana Law.  Should Applicable Indiana Law confer any rights or impose any duties inconsistent with or in addition to any of the provisions of this Mortgage, the affected provisions of this Mortgage shall be considered amended to conform to such Applicable Indiana Law, but all other provisions hereof shall remain in full force and effect without modification.

Section 6.8 Leases and Rents

.  Without limiting the scope of the assignment of Leases and Rents contained in this Mortgage, the assignment of Rents set forth herein shall constitute an assignment of rents as set forth in Ind. Code 32‑21-4-2 and thereby creates, and Mortgagor hereby grants to Mortgagee, a security interest in the Leases and Rents that will be perfected upon the recording of this Mortgage.

Section 6.9 Consent to Appointment of Receiver

.  Subject to the terms and provisions of this Mortgage, Mortgagor hereby irrevocably consents to the appointment of a receiver, which receiver, when duly appointed, shall have all of the powers and duties of receivers pursuant to Applicable Indiana Law, including, specifically, Ind. Code 32-30-5-7 and shall, to the extent permitted by Applicable Indiana Law, collect and apply the Rents in accordance with the provisions of this Mortgage.

Section 6.10 Waiver of Rights and Remedies of Sureties

.  Mortgagor expressly waives and relinquishes any and all rights and remedies which Mortgagor may have or be able to assert by reason of the laws of the State of Indiana pertaining to the rights and remedies of sureties.

Section 6.11 Mortgagor’s Name

.  Mortgagor warrants that Mortgagor does business under no other names with respect to the Mortgaged Property other than the trade name disclosed to Mortgagee.  Mortgagor shall immediately notify Mortgagee in writing of any change in the name of and the use of any trade names by, Mortgagor and, upon request of Mortgagee, shall execute any additional financing statements and other certificates required to reflect any change in name or trade names and shall execute and file any assumed name certificate required by applicable laws including, without limitation, Ind. Code 23-15-1-1.

Section 6.12 Reimbursable Costs

.  All costs incurred by Mortgagee pursuant to this Mortgage, to the extent reimbursable under Applicable Indiana Law, whether or not enumerated in this Mortgage ("Reimbursable Costs"), shall be added to the Obligations Secured or by the judgment of foreclosure, which Reimbursable Costs may include, without limitation, all costs and expenses which may be paid or incurred by or on behalf of Mortgagee in any proceeding to enforce this Mortgage or foreclose upon the Mortgaged Property, all expenses of any environmental site assessments, environmental audits, environmental remediation costs, appraisals, surveys, engineering studies, wetlands delineations, flood plain studies, and any other similar testing or investigation deemed necessary or advisable by Mortgagee incurred in preparation for, contemplation of or in connection with the enforcement of this Mortgage and/or the collection of the Obligations Secured and for attorneys' fees, appraiser's fees, receiver's costs and expenses, insurance, taxes, outlays for documentary and expert evidence, expenses and costs for preservation of the Mortgaged Property, stenographer's charges, publication costs and costs of procuring all abstracts of title, title searches and examination, guarantee policies, and similar data and assurances with respect to title as may deem to be reasonably necessary either to prosecute such suit or to evidence to bidders at any foreclosure sale which may be had pursuant to such decree the true condition of the title to or value of the Mortgaged Property or for any other reasonable purpose.  The amount of any such Reimbursable Costs which may be paid or incurred after the decree or judgment for sale is entered may be estimated and the amount of such estimate may be allowed and included as additional indebtedness secured hereby in the foreclosure judgment or decree for or  sale.  The phrases "attorneys’ fees", "legal fees" and counsel fees" when used herein or in the other Loan Documents shall include any and all attorneys', paralegals' and law clerks' fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Premises, or any part thereof and enforcing its rights hereunder.

Section 6.13 Acknowledgement of Indemnification Provisions

.  IT IS EXPRESSLY AGREED AND UNDERSTOOD BY MORTGAGOR THAT THIS MORTGAGE INCLUDES INDEMNIFICATION PROVISIONS WHICH, IN CERTAIN CIRCUMSTANCES, INCLUDE AN INDEMNIFICATION BY MORTGAGOR OF MORTGAGEE FROM CLAIMS OR LOSSES ARISING AS A RESULT OF MORTGAGEE’S OWN NEGLIGENCE.

Section 6.14 No Merger

.  If both any leasehold estate and the fee estate for all or any portion of the Premises at any time become vested in one owner, this Mortgage and the lien created hereby shall not be merged, destroyed or terminated by application of the doctrine of merger and, in such event, the Mortgagee shall continue to have and enjoy all of the rights and privileges of the Mortgagee as to the separate estates.  In addition, upon the foreclosure of the lien of this Mortgage, pursuant to the provisions hereof or Applicable Indiana Law, or upon any conveyance in lieu thereof, neither the fee estate, nor any leases, subleases, or sub-subleases then existing with respect to all or any portion of the Mortgaged Property shall be merged, terminated or destroyed by application of the doctrine of merger, or as a result of such foreclosure or conveyance, unless in such case the Mortgagee or any purchaser at a foreclosure sale shall elect in writing to the contrary.  The provisions of this Section 6.14 are in addition to and without limitation on the non-merger provisions of Ind. Code 32-29-8-4(h) and other post-foreclosure rights, remedies, and provisions contained in Ind. Code 32-29-8-4.

Section 6.15 Future Advances; Maximum Principal Amount

.  Pursuant to Ind. Code 32-29-1-10, the lien of this Mortgage with respect to any future advances, modifications, extensions, and renewals referred to herein and made from time to time up to the maximum principal amount of $1,000,000,000 (the “Secured Amount”) shall have the same priority to which this Mortgage otherwise would be entitled as of the date this Mortgage is executed and recorded without regard to the fact that any such future advance, modification, extension, or renewal may occur after this Mortgage is executed.  The maximum principal amount is stated herein for the purpose of any Applicable Indiana Law pertaining to future advances and may be in excess of the permitted borrowing under the Loan Documents to cover expense, accrued interest, costs of collection and other costs, expenses and obligations, and shall not be deemed a commitment by Lender to make any future advances, mortgages and liens.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.15

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR:	Green Plains Mount Vernon LLC, a Delaware limited liability company
	By:	/s/ Michelle Mapes
Name: Michelle Mapes
Title: Chief Legal & Administration Officer

STATE OF NEBRASKA)

) ss.:

COUNTY OF DOUGLAS)

Personally appeared before me, the undersigned authority in and for the said county and state, on this 29th day of March, 2018, within my jurisdiction, the within named Michelle Mapes, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed in the above and foregoing instrument and acknowledged that she executed the same in her representative capacity, and that by her signature on the instrument, and as the act and deed of the person or entity upon behalf of which she acted, executed the above and foregoing instrument, after first having been duly authorized so to do.

/s/ Ronda Alcala

Notary Public

My commission expires:

9/29/20

This instrument prepared by:  Kim N. A. Boras

After recording, return to:Latham & Watkins LLP

355 S. Grand Avenue, Suite 100

Los Angeles, California 90071-1560

Attn:  Kim N. A. Boras, Esq.

S-1

I affirm, under the penalties of perjury, that I have taken reasonable care to redact each Social Security number in this document, unless required by law.  Kim N. A. Boras

Exhibit A-2

Exhibit 10.15

EXHIBIT A

Legal Description

Parcel 1-(Fee)

A part of the East half of Section 14, Township 7 South, Range 12 West of the 2nd Principal Meridian, in Marrs Civil Township, Posey County, Indiana, more particularly described as follows:

Beginning at an iron rod at the Northwest corner of the Southwest quarter of the Southeast quarter of said Section 14, said point also being the POINT OF BEGINNING of described tract; thence, North 01 degrees 04 minutes 27 seconds East, 2360.07 feet, coincident with the west line of said East half of Section 14, to a 5/8 inch rebar 24 inches long with cap stamped "8800355" (hereinafter referred to as monument), said point being South 01 degrees 04 minutes 27 seconds West, 314.07 feet from a stone at the Northwest corner of the Southwest quarter of the Northeast quarter and the centerline of Carson School Road; thence, South 40 degrees 42 minutes 20 seconds East, 760.00 feet, along the centerline of said road to a monument; thence, South 39 degrees 47 minutes 44 seconds East, 54.16 feet, to a monument; thence, South 33 degrees 16 minutes 33 seconds East, 465.02 feet to a monument; thence, South 33 degrees 26 minutes 52 seconds East, 102.48 feet, to a monument; thence, South 30 degrees 17 minutes 15 seconds East, 785.40 feet, to a found iron pipe, said pipe being the North corner of a parcel conveyed to the Posey County Commissioners for the purpose of a cemetery; thence, South 46 degrees 38 minutes 52 seconds West, 202.62 feet, coincident with the west line of said parcel to a monument; thence, South 12 degrees 14 minutes 30 seconds East, 477.84 feet, coincident with said west line to a limestone on the north line of the of the South half of the Southeast Quarter of said Section 14, said point also being the Southwest corner of said cemetery parcel; thence, South 89 degrees 13 minutes 02 seconds East, 200.65 feet, coincident with said north line to a found Iron pipe in the west wheel track of Cynthiana-West Franklin Road; thence, South 03 degrees 53 minutes 18 seconds East, 124.97 feet, along said road; thence, South 04 degrees 43 minutes 08 seconds East, 177.69 feet along said road; thence, South 04 degrees 10 minutes 44 seconds East, 174.71 feet, along said road; thence, South 89 degrees 05 minutes 53 seconds East, 241.94 feet to a 1/2 inch iron pipe; thence, South 89 degrees 16 minutes 22 seconds East, 129.19 feet to a 5/8 inch rebar with cap stamped "Alvin L Paul 80040415"; thence, South 06 degrees 11 minutes 47 seconds East, 866.05 feet to a monument on the south line of said Section 14; thence, North 89 degrees 29 minutes 17 seconds West, 380.80 feet coincident with said South line to a 1/2 inch rebar; thence, North 89 degrees 20 minutes 44 seconds West, 250.32 feet, coincident with said south line, to a 1/2 inch iron pipe 14 inches below grade; thence, North 89 degrees 10 minutes 08 seconds West, 730. 71 feet, coincident with said south line, to a 1 /2 inch iron pipe 12 Inches below grade; thence, North 89 degrees 08 minutes 21 seconds West, 607.00 feet, coincident with said south line, to a 1/2 Inch iron pipe, 8" below grade and the west line of the East half of said Section 14; thence North 01 degrees 20 minutes 08 seconds East, 1336.22 feet, coincident with said West line to the Point of Beginning, containing 98.11 acres, more or less.

EXCEPT THEREFROM that part conveyed to Southern Indiana Gas and Electric Company, doing business as Vectren Energy Delivery of Indiana, Inc., dated November 23, 2009 and recorded December 10, 2009 as Document No. 200905030 in the Office of the Recorder of Posey County, Indiana.

EXCEPT THEREFROM that part conveyed to Green Plains Ethanol Storage LLC as described in that certain Special Warranty Deed recorded October 3, 2016 as Document No. 201603539 in the Office of the Recorder of Posey County, Indiana.

Parcel II-(Easement)

Non-exclusive Easement reserved in and for the benefit of Parcel I within Warranty Deed recorded December 20, 1971 in Deed Record 102, Page 469 in the Office of the Recorder of Posey County, Indiana

Parcel III-(Easement)

Non-exclusive Easement as set out in the Special Warranty Deed recorded October 3, 2016 as Document No. 20160539 in the Office of the Recorder of Posey County, Indiana.

Exhibit A-1

Parcel B-(Fee)

A part of the East half of Fractional Section 23, Township 7 South, Range 12 West of the 2nd Principal Meridian in Marrs Civil Township, Posey County, Indiana, more particularly described as follows:

Beginning at a 1 /2 inch iron pipe, 8 inches below grade, said pipe being the Northwest corner of the Northeast Quarter of said Fractional Section and the point of beginning; thence. South 89 degrees 08 minutes 21 seconds East, 507.00 feet, coincident with the North line of said section, to a 1/2 inch iron pipe; thence, South 89 degrees 10 minutes 08 seconds East, 730. 71 feet, coincident with said North line to a 1 /2 inch iron pipe; thence, South 89 degrees 20 minutes 44 seconds East 250.32 feet, coincident with said North line, to a% inch rebar in West Franklin Road: thence, South 09 degrees 19 minutes 49 seconds East, 541.57 feet, along said road to a rebar with cap number 8800355 hereafter referred to as monument; thence, South 09 degrees 10 minutes 31 seconds East, 782.13 feet, along said road to a 1/2 inch iron pipe thence, South 06 degrees 55 minutes 09 seconds East, 303.03 feet, along said road to a 3/4 inch rebar; thence, South 13 degrees 52 minutes 31 seconds East, 146.28 feet along said road to a 3/4 inch rebar; thence, South 27 degrees 42 minutes 04 seconds East, 237.98 feet, along said road to a 3/4 inch rebar; thence, South 38 degrees 38 minutes 00 seconds East, 407.99 feet, along said road to a 3/4 inch rebar; thence, South 31 degrees 09 minutes 21 seconds East, 41.25 feet, along said road, to a monument; thence, South 14 degrees 04 minutes 20 seconds West, 749.15 feet, to a monument; thence, South 88 degrees 59 minutes 39 seconds West, 198.42 feet, to a 5/8 inch rebar with cap number 80040415; thence, South 7 4 degrees 58 minutes 08 seconds West, 172.34 feet, to a rebar with said cap number; thence, North 80 degrees 04 minutes 17 seconds West, 217.50 feet, to a rebar with said cap number; thence, North 38 degrees 03 minutes 58 seconds West, 115.88 feet to a rebar with said cap number; thence, North 84 degrees 26 minutes 00 Seconds West, 134.35 feet, to a 1 inch pipe, said pipe being called out on a plat of survey by John Leffel for Ralph W. Hendricks, dated June 12, 1978; thence, South O degrees 53 minutes 24 seconds West, 1757.33 feet, to a boundary set by court decree (Kentucky v. Indiana, 474 U.S. 1 (1985)); thence, North 88 degrees 20 minutes 30 seconds West, 123.13 feet, coincident with said Indiana, Kentucky boundary; thence, North 81 degrees 29 minutes 17 seconds West, 297.27 feet, coincident with said boundary thence, North 83 degrees 18 minutes 31 seconds West 254.54 feet, coincident with said boundary; thence, North 73 degrees 45 minutes 25 seconds West, 373.00 feet, coincident with said boundary; thence, North 76 degrees 27 minutes 58 seconds West, 314.67 feet, coincident with said boundary, to the West line of the East half of said Section 23 of said Township and Range; thence, North 00 degrees 53 minutes 00 seconds East, 247.49 feet, coincident with the West line of the East half of said Fractional Section 23 to a 2 inch Iron pipe; thence, North 00 degrees 53 minutes 00 seconds East, 4224.68 feet, coincident with said West line, to the point of beginning, containing 182.10 acres, more or less.

Exhibit A-2